Exhibit 99.1

TTM Technologies, Inc., Q2’19	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal Second Quarter 2019 Results

Santa Ana, CA – July 31, 2019 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the second quarter of fiscal 2019, which ended on July 1, 2019.

Second Quarter 2019 Highlights

-	Net sales were $633.0 million

-	GAAP net income was $3.4 million, or $0.03 per diluted share

-	Non-GAAP net income was $21.3 million, or $0.20 per diluted share

-	Cash flow from operations of $86.1 million

Second Quarter 2019 Financial Results

Net sales for the second quarter of 2019 were $633.0 million, compared to $716.9 million in the second quarter of 2018 and $620.2 million in the first quarter of 2019.

GAAP operating income for the second quarter of 2019 was $16.8 million, compared to $31.7 million in the second quarter of 2018 and $17.5 million in the first quarter of 2019.

GAAP net income for the second quarter of 2019 was $3.4 million, or $0.03 per diluted share. This compares to income of $84.0 million, or $0.65 per diluted share in the second quarter of 2018, inclusive of the release of a tax valuation allowance of $74.6 million, and a loss of $3.3 million, or ($0.03) per share, in the first quarter of 2019.

On a non-GAAP basis, net income for the second quarter of 2019 was $21.3 million, or $0.20 per diluted share, inclusive of $0.02 of foreign exchange gains. This compares to non-GAAP net income of $52.3 million, or $0.48 per diluted share, for the second quarter of 2018 and $16.4 million, or $0.16 per diluted share, in the first quarter of 2019.

Adjusted EBITDA for the second quarter of 2019 was $82.9 million, or 13.1 percent of net sales, compared to adjusted EBITDA of $115.9 million, or 16.2 percent of net sales, for the second quarter of 2018 and $78.5 million, or 12.7 percent of net sales, for the first quarter of 2019.

“For the second quarter, TTM continued to generate strong cash flow and delivered earnings at the high end of the previously guided range,” said Tom Edman, CEO of TTM. “The year over year growth we are experiencing in the aerospace and defense end market partially offset weakness in our commercial end markets. We see Q2 as the low point of the year and we expect that continued strength in the aerospace and defense market combined with a strong rebound in the cellular end market in Q3 will drive overall revenue growth and improved profitability. At the same time, we will continue to be focused on cash flow generation and our strategic goals of diversification, differentiation and discipline.”

Business Outlook

For the third quarter of 2019 TTM estimates that revenue will be in the range of $690 million to $730 million, and non-GAAP net income will be in the range of $0.35 to $0.41 per diluted share.

TTM Technologies, Inc., Q2’19	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss second quarter 2019 results and third quarter 2019 outlook on Wednesday, July 31, 2019, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-289-0438 or international 323-794-2423 (ID 7407724). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect such measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per

TTM Technologies, Inc., Q2’19	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050 diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to such measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Second Quarter		First Quarter	First Two Quarters
	2019	2018	2019	2019	2018
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$633,038	$716,887	$620,200	$1,253,238	$1,380,469
Cost of goods sold	548,423	600,747	531,515	1,079,938	1,175,651

Gross profit	84,615	116,140	88,685	173,300	204,818

Operating expenses:
Selling and marketing	17,867	18,619	18,901	36,768	36,247
General and administrative	34,693	45,721	35,023	69,716	79,848
Amortization of definite-lived intangibles	11,267	19,489	16,826	28,093	25,350
Restructuring charges	3,944	577	445	4,389	1,638

Total operating expenses	67,771	84,406	71,195	138,966	143,083

Operating income	16,844	31,734	17,490	34,334	61,735

Interest expense	(20,871)	(20,453)	(21,688)	(42,559)	(34,200)
Other, net	4,621	6,178	(530)	4,091	5,071

Income (loss) before income taxes	594	17,459	(4,728)	(4,134)	32,606
Income tax (provision) / benefit	2,830	66,545	1,476	4,306	61,495

Net income (loss)	$3,424	$84,004	$(3,252)	$172	$94,101

Earnings per share:
Basic	$0.03	$0.81	$(0.03)	$0.00	$0.91
Diluted	$0.03	$0.65	$(0.03)	$0.00	$0.75

Weighted-average shares used in computing per share amounts:
Basic	105,470	103,553	104,315	104,893	103,030
Diluted	106,107	134,721	104,315	105,860	134,088

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:
Net income		$84,004			$94,101
Add back items: interest expense, net of tax		3,587			7,135

Adjusted net income		$87,591			$101,236

Weighted-average shares outstanding		103,553			103,030
Dilutive effect of convertible debt		25,938			25,938
Dilutive effect of warrants		3,854			3,517
Dilutive effect of performance-based stock units, restricted stock units & stock options		1,376			1,603

Diluted shares		134,721			134,088

Earnings per share:
Basic		$0.81			$0.91
Diluted		$0.65			$0.75

SELECTED BALANCE SHEET DATA
	July 1, 2019	December 31, 2018
Cash and cash equivalents, including restricted cash	$284,466	$256,360
Accounts and notes receivable, net	482,740	523,165
Contract assets	261,071	287,741
Inventories	122,149	109,377
Total current assets	1,189,686	1,206,914
Property, plant and equipment, net	1,037,087	1,052,024
Operating lease right of use asset	25,625	—
Other non-current assets	1,187,715	1,198,565
Total assets	3,440,113	3,457,503
Short-term debt, including current portion of long-term debt	$—	$30,000
Accounts payable	432,936	431,288
Total current liabilities	623,955	673,214
Debt, net of discount	1,469,270	1,462,425
Total long-term liabilities	1,587,081	1,557,202
Total equity	1,229,077	1,227,087
Total liabilities and equity	3,440,113	3,457,503

SUPPLEMENTAL DATA
	Second Quarter		First Quarter	First Two Quarters
	2019	2018	2019	2019	2018
Gross margin	13.4%	16.2%	14.3%	13.8%	14.8%
Operating margin	2.7%	4.4%	2.8%	2.7%	4.5%

End Market Breakdown:
	Second Quarter		First Quarter
	2019	2018*	2019
Aerospace/Defense	28%	23%	27%
Automotive	16%	19%	17%
Cellular Phone	6%	8%	7%
Computing/Storage/Peripherals	15%	15%	13%
Medical/Industrial/Instrumentation	15%	15%	15%
Networking/Communications	17%	17%	18%
Other	3%	3%	3%
* Amended for Anaren integration

Stock-based Compensation:
	Second Quarter		First Quarter
	2019	2018	2019
Amount included in:
Cost of goods sold	$570	$829	$705
Selling and marketing	396	545	466
General and administrative	2,636	4,493	2,755

Total stock-based compensation expense	$3,602	$5,867	$3,926

Operating Segment Data:
	Second Quarter		First Quarter
Net sales:	2019	2018	2019
PCB	$573,121	$655,045	$568,822
E-M Solutions	59,917	61,842	51,378

Total net sales	$633,038	$716,887	$620,200

Operating segment income:
PCB	$50,989	$80,964	$58,542
E-M Solutions	863	2,496	1,179
Corporate	(22,561)	(32,237)	(24,226)

Total operating segment income	29,291	51,223	35,495
Amortization of definite-lived intangibles	(12,447)	(19,489)	(18,005)

Total operating income	16,844	31,734	17,490
Total other expense	(16,250)	(14,275)	(22,218)

Income (loss) before income taxes	$594	$17,459	$(4,728)

RECONCILIATIONS[1]
	Second Quarter		First Quarter	First Two Quarters
	2019	2018	2019	2019	2018
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$84,615	$116,140	$88,685	$173,300	$204,818
Add back item:
Inventory markup	—	4,900	—	—	4,900
Amortization of definite-lived intangibles	1,180	—	1,179	2,359	—
Stock-based compensation	570	829	705	1,275	1,358

Non-GAAP gross profit	$86,365	$121,869	$90,569	$176,934	$211,076

Non-GAAP gross margin	13.6%	17.0%	14.6%	14.1%	15.3%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$16,844	$31,734	$17,490	$34,334	$61,735
Add back items:
Amortization of definite-lived intangibles	12,447	19,489	18,005	30,452	25,350
Stock-based compensation	3,602	5,867	3,926	7,528	9,489
Inventory markup	—	4,900	—	—	4,900
Restructuring, acquisition-related, and other charges	4,351	7,429	1,103	5,454	12,463

Non-GAAP operating income	$37,244	$69,419	$40,524	$77,768	$113,937

Non-GAAP operating margin	5.9%	9.7%	6.5%	6.2%	8.3%

Non-GAAP net income and EPS reconciliation[4]:
GAAP net income (loss)	$3,424	$84,004	$(3,252)	$172	$94,101
Add back items:
Amortization of definite-lived intangibles	12,447	19,489	18,005	30,452	25,350
Stock-based compensation	3,602	5,867	3,926	7,528	9,489
Non-cash interest expense	3,467	3,353	3,868	7,335	6,407
(Gain) on sale of Viasource	(235)	—	(3,071)	(3,306)	—
Inventory markup	—	4,900	—	—	4,900
Restructuring, acquisition-related, and other charges	4,351	7,742	1,103	5,454	13,005
Income taxes[5]	(5,789)	(73,073)	(4,150)	(9,939)	(72,965)

Non-GAAP net income	$21,267	$52,282	$16,429	$37,696	$80,287

Non-GAAP earnings per diluted share	$0.20	$0.48	$0.16	$0.36	$0.74

Non-GAAP diluted number of shares[6]:
Diluted shares	106,107	134,721	105,614	105,860	134,088
Dilutive effect of convertible debt	—	(25,938)	—	—	(25,938)

Non-GAAP diluted number of shares	106,107	108,783	105,614	105,860	108,150

Adjusted EBITDA reconciliation[7]:
GAAP net income (loss)	$3,424	$84,004	$(3,252)	$172	$94,101
Add back items:
Income tax provision (benefit)	(2,830)	(66,545)	(1,476)	(4,306)	(61,495)
Interest expense	20,871	20,453	21,688	42,559	34,200
Amortization of definite-lived intangibles	12,447	19,489	18,005	30,452	25,350
Depreciation expense	41,235	40,298	41,602	82,837	80,073
Stock-based compensation	3,602	5,867	3,926	7,528	9,489
(Gain) on sale of Viasource	(235)	—	(3,071)	(3,306)	—
Inventory markup	—	4,900	—	—	4,900
Restructuring, acquisition-related, and other charges	4,351	7,429	1,103	5,454	12,463

Adjusted EBITDA	$82,865	$115,895	$78,525	$161,390	$199,081

Adjusted EBITDA margin	13.1%	16.2%	12.7%	12.9%	14.4%

Free cash flow reconciliation:
Operating cash flow	86,123	55,639	36,924	123,047	41,378
Capital expenditures, net	(34,741)	(38,948)	(28,446)	(63,187)	(81,087)

Free cash flow	$51,382	$16,691	$8,478	$59,860	$(39,709)

1 This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

2 Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense and inventory markup.

3 Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges.

4 This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

5 Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

6 Non-GAAP diluted number of shares used in computing non-GAAP earnings per share excludes the dilutive effect of convertible debt.

7 Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.